EXHIBIT 3.1



                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     SOLUTION TECHNOLOGY INTERNATIONAL, INC.

                                   ARTICLE I

                                      NAME

      The name of the corporation is Solution Technology International, Inc. (the "Corporation").

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

      The address of the Corporation's registered office in the State of Delaware is The Company Corporation, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The name of the Corporation's registered agent at such address is The Company Corporation.

                                  ARTICLE III

                                     PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

                                   ARTICLE IV

                                AUTHORIZED STOCK

      The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares of common stock, $0.001 par value per share, for an aggregate par value of $500,000 (the "Common Stock"). The following is a statement of the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common
Stock:

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      A. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting at any meeting held for the purpose of electing directors. The presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of electing directors by holders of the Common Stock.

      B. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor, if and when determined by the Board of Directors.

      C. Liquidation. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Corporation, holders of shares of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

      D. Redemption. The Common Stock is not redeemable.

                                   ARTICLE V

                                 NO CLASS VOTING

      Notwithstanding Section 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

                                   ARTICLE VI

                                    DIRECTORS

      The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation (the "Bylaws"), unless provided otherwise in this Certificate of Incorporation or a certificate of designation relating to the rights of the holders of any class or series of preferred stock, voting separately by class or series, to elect additional directors under specified circumstances. No director of the Corporation need be a stockholder.

                                  ARTICLE VII

                         AUTHORITY OF BOARD OF DIRECTORS

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

      A. To make, alter or repeal the Bylaws of the Corporation.

      B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.


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      C. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      D. To designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide, that, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      E. When and as authorized by the stockholders in accordance with statute, to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

      F. To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

      G. To authorize the payment of compensation to the directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the executive committee of the Board of Directors, and of other committees, and to determine the amount of such compensation and fees.

      H. To authorize the issuance from time to time of shares of stock of the Corporation of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

      I. To designate the reclassification from time to time of unissued shares of common stock of the Corporation as preferred stock in one or more series, and to fix by resolution the powers, preferences, and rights, and the qualifications limitations, and restrictions of any class of stock, unless fixed in this Certificate of Incorporation, without any action by the stockholders.


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                                  ARTICLE VIII

                                    DURATION

                 The Corporation is to have perpetual existence.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

      A. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

      B. If the General Corporation Law of the State of Delaware or any other statute of the State of Delaware, hereafter is amended to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation of the liability of a director provided by the foregoing provisions of this Article Nine.

      C. Any repeal or amendment of this Article Nine shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment.

                                   ARTICLE X

                                 INDEMNIFICATION

      A. To the maximum extent permitted by law, the Corporation shall indemnify fully each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom.


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      B. To the maximum extent permitted by law, the Corporation may indemnify fully each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      C. The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

      D. The Corporation shall, if so requested by a director or officer, advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by and on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      E. The indemnification rights provided in this Article Ten (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons.

                                   ARTICLE XI

                                   AMENDMENTS

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.